SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 22, 2001



                       U.S. AUTOMOTIVE MANUFACTURING, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  00-20436                      65-0309477
(State or Other Jurisdiction      (Commission                  (I.R.S. Employer
      of Incorporation)           File Number)               Identification No.)


                            ROUTE 627, AIRPORT DRIVE
                             TAPPAHANNOCK, VA 22560
                    (Address of principal executive offices)


                                 (804) 443-5356
              (Registrant's telephone number, including area code)

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     On January 22, 2001, the Company filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Bankruptcy Court"), cases numbered 01-235 through 01-237 (the "Bankruptcy Filing").

     As a result of the Chapter 11 filing, the Company is operating and managing its businesses as debtors-in-possession subject to Bankruptcy Court approval for certain actions of the Company.

     On January 24, 2001, the Bankruptcy Court approved a number of motions filed on January 22, 2001, including, inter alia, motions relating to: (i) interim use of cash collateral, (ii) interim post-petition financing. (iii) interim compensation and reimbursement of expenses of professionals and (iv) joint administration of bankruptcy estates. On February 8, 2001, the Bankruptcy Court will hold a final hearing to consider whether to approve approximately $11.0 million (including approximately $10.1 million of pre-petition secured debt) of debtor-in-possession ("DIP") financing with IBJ Whitehall Business Credit Corporation as agent for a consortium of banks, as well as a final hearing on the use of cash collateral and approval of the bid procedures and break-up fees.

     In addition, on January 23, 2001, the Company issued a press release announcing the Bankruptcy Filing, which press release is filed as Exhibit 99.1 hereto.

ITEM 5.  OTHER EVENTS.

     On January 22, 2001, U.S. Automotive Manufacturing, Inc. and its wholly-owned subsidiaries, US Automotive Friction, Inc. and Quality Automotive Company (collectively, the "Company"), entered into a definitive agreement (the "Asset Purchase Agreement") to sell substantially all of the Company's assets (the "Assets") to FDP Virginia, Inc. (the "Buyer"), a subsidiary of Friction Division Products, Inc. and W & W Electronics, Limited.

     The aggregate purchase price to be paid for the assets is approximately $8.7 million (which includes approximately $1.4 million for a release by FDP Brakes, Inc., an affiliate of Friction Division Products, Inc., in certain real property of Seller), subject to post-closing adjustment. The consideration to be paid for the Assets was determined upon arms-length negotiations between the Company and Buyer. The closing of the transaction is contingent upon approval by the bankruptcy court and the Buyer having obtained the financing necessary to consummate the sale.

     The Asset Purchase Agreement is filed as Exhibit 99.2 hereto.

ITEM 7.  EXHIBITS.


         Exhibit 99.1    Press Release dated January 23, 2001.

         Exhibit 99.2 Asset Sale and Purchase Agreement, dated as of January 22, 2001, by and among the Company, FDP Virginia, Inc., Friction Division Products, Inc., FDP Brakes, Inc. and W & W Electronics, Limited.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             U.S. AUTOMOTIVE MANUFACTURING, INC.


Date:  January 26, 2001                 By:  /s/ MARTIN CHEVALIER
                                             -----------------------------------
                                             Martin Chevalier
                                             President